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                                                                    EXHIBIT 99.4

                               IMPAC GROUP, INC.
                            1950 NORTH RUBY STREET
                            MELROSE PARK, IL 60160

                                March 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Form S-4 Registration Statement relating to the offer to exchange up to $100,000,000 of 10 1/8% Senior Subordinated Notes
          (the "Exchange Notes") due 2008, Series B of IMPAC Group, Inc., which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 10 1/8% Senior Subordinated Notes due 2008

Dear Sir or Madam:

     In connection with our above-captioned Registration Statement, IMPAC Group, Inc. hereby represents that:

     1. It is registering the Exchange Notes exchange offer registered thereby in reliance on the Staff's position set forth in Exxon Capital Holding Corp.,
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SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action
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Letter (June 2, 1993) and Sherman & Sterling, SEC No-Action Letter (July 2,
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1993).

     2. It has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the exchange offer and, to the best of its information and belief, each person participating in the exchange offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the exchange offer;

     3. It will make each person participating in the exchange offer aware that is such person is participating in the exchange offer for the purpose of distributing the Exchange Notes to be acquired in the exchange offer, such person (i) cannot rely on the staff position enunciated in Exxon Capital or
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interpretive letters to similar effect and (ii) must comply with registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction.

     4. It acknowledges that such a secondary resale transaction by such person participating in the exchange offer for the purpose of distributing the
Exchange Notes should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K; and
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     5.  The preliminary prospectus included in the above-referenced registration statement contains and the final prospectus included therein will contain disclosures making persons participating in the exchange offer aware of the limitations and obligations applicable to broker-dealers who participate in the exchange offer.


                                        Very truly yours,

                                        IMPAC GROUP, INC.


                                        By:  /s/ David C. Underwood
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                                             David C. Underwood
                                             Chief Financial Officer